EXHIBIT 1

AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Proteon Therapeutics, Inc.

Date: November 6, 2018

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By:	NEW LEAF BPO ASSOCIATES II, L.P.
Its General Partner

	By:	NEW LEAF BPO MANAGEMENT II, L.L.C.
Its General Partner

		By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO ASSOCIATES II, L.P.

By:	NEW LEAF BPO MANAGEMENT II, L.L.C.
Its General Partner

	By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO MANAGEMENT II, L.L.C.

By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

*
Vijay K. Lathi

*
Ronald M. Hunt

*
Liam T. Ratcliffe

*
Isaac Manke

/s/ Craig L. Slutzkin
Craig L. Slutzkin
As attorney-in-fact

*

This Schedule 13G was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.